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                                  EXHIBIT 23.4


                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601

To call writer direct:                                                 Facsimile
(312) 861-2000                                                    (312) 861-2200


                                October 12, 1994


Terra Industries, Inc.
Terra Centre
600 Fourth Street
Sioux City, Iowa  51102-6000

Re:       Registration Statement on Form S-3
          File No. 33-52493
          -----------------------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to Kirkland & Ellis under the heading "Legal Matters" in the Prospectus included in the Registration Statement on Form S-3, File No. 33-52493. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,
                                                   /S/Kirkland & Ellis
                                                   Kirkland & Ellis